UNION STATE CAPITAL TRUST I

                            OFFER FOR ALL OUTSTANDING
                        9.58% SERIES A CAPITAL SECURITIES
                                 IN EXCHANGE FOR
                        9.58% SERIES B CAPITAL SECURITIES


To Our Clients:

     Enclosed for your consideration is a prospectus dated June __, 1997 (the "Prospectus"), and the related letter of transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") of Union State Capital Trust I (the "Trust") and U.S.B. Holding Co., Inc. (the "Corporation") to exchange the Trust's 9.58% Series B Capital Securities (the "New Capital Securities") for any and all of the Trust's outstanding 9.58% Series A Capital Securities (the "Old Capital Securities"), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Trust and the Corporation contained in the registration rights agreement dated February 5, 1997 among the Trust, the Corporation and the initial purchaser referred to therein.

     This material is being forwarded to you as the beneficial owner of the Old Capital Securities carried by us in your account but not registered in your name. A TENDER OF SUCH OLD CAPITAL SECURITIES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Capital Securities held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Capital Securities on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer shall expire at 5:00 p.m., New York City time, on ______ ___, 1997 or on such later date or time to which the Corporation or the Trust may extend the Exchange Offer. Any Old Capital Securities tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

     Your attention is directed to the following:

     1. The Exchange Offer is for any and all Old Capital Securities.

     2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer -- Conditions to the Exchange Offer."

     3. Any transfer taxes incident to the transfer of Old Capital Securities from the holder to the Corporation will be paid by the Corporation, except as otherwise provided in the Instructions in the Letter of Transmittal.

     4. The Exchange Offer expires at 5:00 p.m., New York City time, on _____ ___, 1997, or on such later date or time to which the Corporation or the Trust may extend the Exchange Offer.

     If you wish to have us tender your Old Capital Securities, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER ORIGINAL CAPITAL SECURITIES.

                 INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

     The undersigned acknowledges receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Union State Capital Trust I with respect to its Old Capital Securities.

     This will instruct you to tender the Old Capital Securities held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

     Please tender the Old Capital Securities held by you for my account as indicated below:

                                             Aggregate  Liquidation Value of Old
                                             Capital Securities Tendered

Old Capital Securities                       __________________________________
[  ] Please do not tender any Old
     Capital Securities held
     by you for my account.
Dated:  _____________, 1997

                                             __________________________________

                                             __________________________________
                                                     Signature(s)


                                             __________________________________
                                                 Please print name(s) here
                                             __________________________________
                                             __________________________________
                                             __________________________________
                                                       Address(es)

                                             __________________________________
                                                Area Code and Telephone Number

                                             __________________________________
                                                     Tax Identification or
                                                     Social Security No(s).
                                             __________________________________


     None of the Old Capital Securities held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Capital Securities held by us for your account.